EXHIBIT 2

JOINT FILING AGREEMENT

    The undersigned hereby agree to the joint filing of the Amendment No. 9 to Schedule 13D to which this Agreement is attached.

Dated:  September 8, 2010

DISCOVERY GROUP I, LLC
for itself and as general partner of
DISCOVERY EQUITY PARTNERS, L.P.

By	Michael R. Murphy*
Michael R. Murphy
Managing Member

Daniel J. Donoghue*
Daniel J. Donoghue

Michael R. Murphy*
Michael R. Murphy

*By:	/s/ Mark Buckley
Mark Buckley
Attorney-in-Fact for Daniel J. Donoghue
Attorney-in-Fact for Michael R. Murphy